Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING ANNOUNCES RECEIPT OF REQUISITE CONSENT FOR

CONSENT SOLICITATION FOR SENIOR SUBORDINATED PIK NOTES DUE 2014

IRVING, TX – April 19, 2010 — Nexstar Broadcasting Group, Inc. (the “Company”) announced today that its wholly-owned subsidiary, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), has received, pursuant to its previously announced cash tender offer and consent solicitation for any and all of the outstanding 13% Senior Subordinated Payment-In-Kind Notes due 2014 (the “Notes”), the requisite consents to adopt proposed amendments to the indenture, as supplemented, under which the Notes were issued that would, among other things, eliminate substantially all restrictive covenants and certain event of default provisions.

Nexstar Broadcasting announced that consents had been delivered with respect to $34,337,174 million of the Notes (representing 82.47% of the outstanding aggregate principal amount of Notes), which Notes had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on April 16, 2010 (the “Consent Payment Deadline”). In conjunction with receiving the requisite consents, Nexstar Broadcasting and The Bank of New York Mellon, as trustee, executed a second supplemental indenture with respect to the indenture, as supplemented, under which the Notes were issued effecting certain amendments that would, among other things, eliminate substantially all restrictive covenants and certain event of default provisions. The second supplemental indenture will not became operative upon acceptance of the Notes for purchase by Nexstar Broadcasting pursuant to the terms and conditions described in the Statement (as defined below).

The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the related Offer to Purchase and Consent Solicitation Statement dated April 5, 2010 (the “Statement”). Holders who validly tendered their Notes and delivered their consents on or prior to the Consent Payment Deadline are eligible to receive the applicable Total Consideration (as defined below). A Holder’s right to validly withdraw tendered Notes and validly revoke delivered consents expired on the Consent Payment Deadline.

Nexstar Broadcasting’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn and consents validly delivered, and not validly revoked, pursuant to the tender offer and consent solicitation, was subject to and conditioned upon the satisfaction of or, where applicable, Nexstar Broadcasting’s waiver of, certain conditions, including: (a) the execution by Nexstar Broadcasting and the trustee of the second supplemental indenture implementing the amendments following receipt of the requisite consents (the “Requisite Consent Condition”), (b) consummation of the refinancing of the existing senior secured credit facility of Nexstar Broadcasting and consummation of the proposed offering of senior secured second lien notes due 2017 to be issued by Nexstar Broadcasting and Mission Broadcasting, Inc. on terms satisfactory to Nexstar Broadcasting (the “Financing Condition”) and (c) satisfaction of the other conditions set forth in the Statement. As of April 19, 2010, each of these conditions has been satisfied and the Notes validly tendered and not validly withdrawn as of the Consent Payment Deadline were accepted for purchase by Nexstar Broadcasting.

Holders who validly tendered (and did not validly withdraw) their Notes on or prior to the Consent Payment Deadline received total consideration equal to $1,045.00 per $1,000 principal amount of the Notes (the “Total Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the first settlement date. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes (the “Consent Payment”).

Holders who validly tender their Notes after the Consent Payment Deadline, but on or prior to Midnight, New York City time, on April 30, 2010, unless extended or earlier terminated by Nexstar Broadcasting (the “Expiration Time”), and whose Notes are accepted for payment, will receive the tender consideration equal to $1,015.00 per $1,000 principal amount of the Notes (the “Tender Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the final settlement date. Holders of Notes who tender after the Consent Payment Deadline will not receive a Consent Payment.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding and the holders thereof will be bound by the amendments contained in the second supplemental indenture eliminating substantially all restrictive covenants and certain event of default provisions in the indenture even though they have not consented to the amendments.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related letter of instructions. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, Nexstar Broadcasting, the dealer manager, the solicitation agent, the information agent, the depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

Nexstar Broadcasting has engaged Banc of America Securities LLC to act as dealer manager and solicitation agent for the tender offer and consent solicitation and Global Bondholder Services Corporation to act as information agent and depositary for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation at (866) 389-1500 (toll free) or (212) 430-3774 (collect). Questions regarding the tender offer or consent solicitation may be directed to Banc of America Securities LLC at (888) 292-0070 (toll free) or (646) 855-3401 (collect).

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 62 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

(972) 373-8800

Joseph Jaffoni

Jaffoni & Collins Incorporated

(212) 835-8500 or nxst@jcir.com